For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services | Ministère des Services gouvernementaux

Ontario

Ontario Corporation Number
Numéro de la société en Ontario

000202728

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

DECEMBER 2 2 DÉCEMBRE, 2010

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

NEWCASTLE RESOURCES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1967-04-24

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: **or** minimum and maximum number of directors is/are:
Nombre d'administrateurs : **ou** *nombres minimum et maximum d'administrateurs :*

Number **or** minimum and maximum
Nombre **ou** *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

1. The Articles of the Corporation are amended to designate Class B Preference Shares and Class C Preference Shares; and

2. The Articles of the Corporation are amended to include the following special rights and restrictions on the Class B Preference Shares and the Class C Preference Shares:

Class B Preference Shares

1. Voting Rights

Subject to applicable laws and the conditions attaching to the Class B Preference Shares (the "Class B Shares"), including Section 2 hereof, the holders of the Class B Shares (the "Class B Shareholders") shall be entitled to receive notice of and to attend all general meetings of the shareholders of the Company and shall have the right to vote, either in person or by proxy, at any such meeting on the basis of one vote for each Class B Share held (the "Voting Rights").

2. Extinguishment of Class B Shares

The Class B Shares will be extinguished (and automatically cancelled) on the date on which:

(a) the Company has purchased common shares of TrichoScience Innovations Inc. ("TrichoScience") from TrichoScience in an aggregate amount not less than $3,000,000, provided that the Company sells common shares at no less than $1.00 per share to raise the proceeds required for such purchase; and

(b) the Company has acquired at least 90% of the issued and outstanding common shares of TrichoScience (exclusive of any common shares of TrichoScience owned by the Company).

3. Approval of Holders of Class B Shares to Amendments of Rights and Restrictions

Any amendments or alterations to the rights and restrictions of the Class B Shares as set out in this Schedule shall, except as otherwise required by the Corporations Act (Ontario), shall be approved by the Class B Shareholders, with such approval to be given by an instrument or instruments in writing signed by the Class B Shareholders holding not less than two-thirds of the then outstanding Class B Shares or by resolution passed by at least two-thirds of the votes cast at a meeting or adjourned meeting of the Class B Shareholders duly called and at which a quorum was present. In the event that such approval is to be given at a meeting of the Class B Shareholders, a quorum for the meeting shall consist of the Class B Shareholders, present in person or represented by proxy, of not less than a majority of the Class B Shares outstanding at the time of the meeting. If, however, Class B Shareholders holding a majority of the outstanding Class B Shares are not present in person or represented by proxy at such meeting within 30 minutes after the time for which the meeting was called and the meeting is adjourned to a subsequent date, a quorum for the adjourned meeting shall consist of the Class B Shareholders present in person or represented by proxy at such adjourned meeting.

4. Consent Required for Transfer

Other than transfers of Class B Shares among original shareholders of TrichoScience Innovations Inc., no Class B Shares may be sold, transferred or otherwise disposed of without the consent of the directors of the Company and the directors of the Company are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Class C Preference Shares:

1. Conversion Right

Subject to applicable laws, every two Class C Preference Shares (each, a "Class C Share") will entitle the holder thereof (each, a "Class C Shareholder") to convert such two Class C Shares into one common share of the Company (the "Conversion Right"), provided that the Conversion Right will not be exercisable by the Class C Shareholders until the United States Food and Drug Administration has approved, or otherwise provided clearance for, the commercial sale of TrichoScience Innovation Inc.'s hair cell replication technology in the United States of America.

2. Voting Rights

Subject to applicable laws and the conditions attaching to the Class C Shares, including Section 3 hereof, the Class C Shareholders shall be entitled to receive notice of and to attend all general meetings of the shareholders of the Company and shall have the right to vote, either in person or by proxy, at any such meeting on the basis of one vote for each Class C Share held.

3. Approval of Holders of Class C Shares to Amendment of Rights and Restrictions
Any amendments to the rights and restrictions pertaining to the Class C Shares as set out in this Schedule shall, except as otherwise required by the Corporations Act (Ontario), be given by an instrument or instruments in writing signed by the Class C Shareholders holding not less than two-thirds of the then outstanding Class C Shares or by resolution passed by at least two-thirds of the votes cast at a meeting or adjourned meeting of the Class C Shareholders duly called and at which a quorum was present. In the event that such approval is to be given at a meeting of the Class C Shareholders, a quorum for the meeting shall consist of the Class C Shareholders, present in person or represented by proxy, of not less than a majority of the Class C Shares outstanding at the time of the meeting. If, however, Class C Shareholders holding a majority of the outstanding Class C Shares are not present in person or represented by proxy at such meeting within 30 minutes after the time for which the meeting was called and the meeting is adjourned to a subsequent date, a quorum for the adjourned meeting shall consist of the Class C Shareholders present in person or represented by proxy at such adjourned meeting.

4. Consent Required for Transfer

Other than transfers of Class C Shares among original shareholders of TrichoScience Innovations Inc., no Class C Shares may be sold, transferred or otherwise disposed of without the consent of the directors of the Company and the directors of the Company are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2010-Dec-21

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

NEWCASTLE RESOURCES LTD.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)

Chief Financial Officer & Director

(Description of Office)
(Fonction)